Exhibit 3.1
                                                            -----------
                         BYLAWS OF WESBANCO, INC.

                 (As Amended and Restated August 22, 2002)





AMENDMENTS
                                     BYLAWS
                                       OF
                                 WESBANCO, INC.
                                 --------------

                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

                        Section 1.  The principal office of
                    the corporation shall be in the City of
                    Wheeling, Ohio County, West Virginia,
                    and other offices may be established by
                    the Board of Directors at such place or
                    places as the Board, from time to time,
                    may deem proper.

                                  ARTICLE II
                                  ----------

                            Stockholders Meetings
                            ---------------------

                        Section 1.  All meetings of the
                    stockholders shall be held at the
                    principal office of the corporation, in
                    the City of Wheeling, West Virginia, or
                    at such other place or places, either
                    within or without the State of West
                    Virginia, as the stockholders or the
                    Board of Directors, by resolution duly
                    adopted, may designate.

                        Section 2.  Regular meetings of the stockholders
December 19, 1991   shall be held annually on the third
                    Wednesday of April in each year, if not a legal
                    holiday, and if a legal holiday, then
June 15, 1995       on the next secular day following, at 4:00 p.m.

                        Section 3.  Special meetings of the
                    stockholders may be called by the Board
                    of Directors, the President, or any
                    number of stockholders owning in the
                    aggregate at least one-tenth of the
                    number of shares outstanding.

                        Section 4.  Notice of every meeting
                    of the stockholders shall be given
                    either (1) by advertising the same once
                    a week for at least two weeks preceding
                    the date of such meeting, in a newspaper published in the City of Wheeling, or
                    (2) by written notice mailed to each
                    stockholder, at his address appearing on the stock records of the corporation, at least five (5) days before such meeting.


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                        Section 5.  The notice of special
                    meeting shall state the business to be
                    transacted, and no business other than
                    that included in the notice, or
                    incidental thereto, shall be transacted
                    at such meeting.

                        Section 6.  The holders of a
                    majority of the stock issued and
                    outstanding and entitled to vote,
                    present in person or represented by
                    proxy appointed in writing, shall be
                    requisite and shall constitute a quorum
                    at all meetings of the stockholders.
                    Any number less than a quorum present
                    may adjourn any meeting from time to
                    time, without notice other than
                    announcement at the meeting, until the
                    requisite amount of voting stock shall
                    be present.  At such adjourned meeting,
                    at which a quorum is present, any
                    business may be transacted which might
                    have been transacted at the meeting as
                    originally called.

                        Section 7.  At each meeting of the
                    stockholders, two Inspectors, to be
                    appointed by the Board of Directors, or, in the absence of such appointment, by the Chairman of the meeting, shall receive and count all proxies and ballots, and shall determine, subject to the direction of the Chairman, all questions touching the qualification of voters, the validity of proxies or the acceptance of votes.

                             ARTICLE III
                             -----------

                              Directors
                              ---------

                        Section 1.  The business and
                    property of the corporation shall be
                    managed, and its corporate powers
                    exercised, by its Board of Directors,
                    which shall consist of
April 20, 1994      not less than fifteen (15) nor more than
                    thirty-five (35)
                    members, as the Board, by resolution
                    duly adopted, shall determine.  At each
                    January meeting, the Board of Directors
                    shall fix the number of members to be
                    elected at the annual meeting, and the
                    Board shall have the power to vary the
                    number so fixed, within the limits
                    aforesaid at any meeting.  At each
                    January meeting, the Board of Directors
                    also shall appoint a person, who shall
                    be a stockholder of the corporation, to
                    preside as the Chairman at the next
                    regular meeting of the stockholders. In the event that the person appointed, for any reason, should not be able to preside at the stockholders meeting, the chief executive officer of the corporation shall appoint another stockholder to serve in the place and stead of the person so selected by the Board.




                        Section 2.  The Board of Directors
                    shall be divided into three classes, as
                    nearly equal in number as the total
                    number of Directors to be elected will
                    permit.  The members of such classes
                    shall serve staggered terms of three
                    years each, and at each annual
                    stockholders meeting the successors of
                    the members of the class of Directors
                    whose term expired at


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                    such meeting shall
                    be elected to serve during the ensuing
                    three years.  Directors shall be elected
                    by ballot at the annual meeting of the
                    stockholders, or a special meeting to be
                    held as soon thereafter as
May 13, 1982        practicable, and shall hold office
                    until their successors are
                    elected and qualified.  Any stockholder
                    who intends to nominate or to cause to
                    have nominated any candidate for
                    election to the Board of Directors
                    (other than any candidate proposed by
                    the Board of Directors) shall so notify
                    the Secretary of the corporation in
                    writing not less than thirty (30) days
                    prior to the date of any meeting of
                    stockholders called for the election of
                    directors, or five (5) days after the
                    giving of notice of such meeting in
                    accordance with Section 4 of Article II
                    hereof, whichever is later.  Only
                    candidates nominated in accordance with
                    this Section, except those nominees
                    nominated by the Board, shall be
                    eligible for election to the Board of
                    Directors.

                        Section 3.  Notwithstanding the
                    term for which any Director may have
                    been elected, the stockholders, at any
                    duly constituted meeting, may remove
                    such Director, for cause, and fill the
                    vacancy thus created.  Any vacancy not
                    caused by such removal, whether
                    resulting from an increase in the number of members of the Board or otherwise, may be filled by the remaining members of the Board. Any Director so chosen by the Board shall hold office until the first meeting of the stockholders thereafter, or until his successor is elected and qualified.

                        Section 4.  Directors shall possess
                    such qualifications as may be prescribed by any law, or rule or regulation promulgated pursuant thereto, to which the corporation is subject.

                        Section 5.  In addition to the
                    powers by these Bylaws expressly
                    conferred upon it, the Board of
                    Directors may exercise all such powers
                    of the corporation and do all lawful
                    acts and things as are not by statute,
                    or by the Certificate of Incorporation
                    or by these Bylaws, directed or required to be exercised or done by the stockholders.

                        Section 6.  All meetings of the
                    Board of Directors shall be held at the
                    principal office of the corporation, or
                    at such other place as the Board, from
                    time to time, by resolution, may
                    designate. Regular meetings may be held without notice, not less often than quarterly, at such time as, from time to time, shall be determined by the Board. Special meetings may be called by the President, or any two (2) Directors. Notice of any such special meeting may be given personally, or by telephone, or by mailing or delivering a notice to each Director at his last known residence or place of business, in each case not less than twenty-four (24) hours before the time of such meeting. Such service of notice may be entered on the Minutes, and such Minutes, upon being read and approved at a subsequent meeting of the Board, shall be conclusive upon the question of service.


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                        Section 7.  At all meetings of the
                    Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise provided by law or by these Bylaws.

                        Section 8.  Directors, as such,
                    shall not receive any stated
                    compensation for their services.  By
                    resolution of the Board, however,
                    Directors who are not salaried officers
                    or otherwise employed by the corporation may be allowed a fixed sum and expenses of attendance, if any, for attendance at each regular and special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                        Section 9.  No person shall be
                    eligible for election to the Board of
                    Directors after such person has attained
                    the age of 70; provided, however, that
                    this section shall not
June 15, 1995       apply to any person who was a
                    member of the Board on
                    January 16, 1986, and who was not less
                    than 65 years of
December 20, 2001   age on that date and further
                    provided that this section shall
                    not apply to any former director of
                    American Bancorporation elected to the
                    Board of Directors until January 1,
                    2003.  Present members of the Board
                    falling within the first of the
                    foregoing exceptions shall not be
                    eligible for reelection to the Board
                    after attaining the age of 75.

                        Section 10.  A person who has
                    served as a member of the Board of
                    Directors, and whose membership on the
                    Board has terminated for any reason
                    other than removal by the stockholders,
                    may be elected an honorary or Emeritus
                    Director of the corporation.  Honorary
                    Directors shall be elected by the Board
                    of Directors and shall serve until the
                    first meeting of the Board following the
                    next annual meeting of the stockholders.
                    Honorary Directors may not
April 19, 1990      serve more than five one year terms.
                    The privilege of serving as an
June 15, 1995       Honorary Director may be terminated by the
                    stockholders, or by the Board of
                    Directors, at any time.  An Honorary
                    Director shall have the right to attend
                    meetings of the Board of Directors and
                    shall receive such attendance fee as the Board of Directors, from time to time, may determine. An Honorary Director shall not have any voice or vote in the deliberations or functions of the Board of Directors, however, and except as hereinbefore provided, shall not have or enjoy any of the rights, powers or privileges of the duly elected members of the Board.

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                               ARTICLE IV
                               ----------

                          Committees of Directors
                          -----------------------

                        Section 1.  The Board of Directors
                    shall elect an Executive Committee,
                    which shall be comprised of such number
                    of members of the Board as the Board,
                    from time to time, may designate.  The
                    Executive Committee shall possess and
                    exercise all of the powers of the Board
                    of Directors, except when the Board is
                    in session.  All acts done and powers
                    and authority conferred by the Executive
                    Committee, within the scope of its
                    authority, shall be the act and under
                    the authority of the Board of Directors
                    and may be certified as such.  The
                    Committee shall have power to fill any
                    vacancy in its membership.

                        Section 2.  The Chairman of the
                    Board of the Company or such other
                    officer or director of the Company as
                    may be designated by such Chairman of
                    the Board, shall
December 14, 1987   preside at all meetings
                    of the Executive Committee.  A
                    majority of the members of the Executive
                    Committee shall constitute a quorum at
                    all meetings of the Committee; and where necessary in order to provide a quorum at any meeting of the Committee, the presiding officer shall have the authority to appoint other members of the Board of Directors to serve as members of the Executive Committee at such meetings.

                        Section 3.  Regular and special
                    meetings of the Executive Committee
                    shall be held at such times and places,
                    and upon such notice, as the Committee,
                    from time to time, may prescribe.

                        Section 4.  The Board of Directors
                    by resolution duly adopted, may
                    designate and appoint such other
                    committees, and prescribe the powers and duties thereof, as the Board may deem advisable. By like resolution, the Board may abolish any such committee, or make such changes in its membership, powers or duties, as the Board may consider proper.

                        Section 5.  All committees shall
                    keep minutes of their proceedings, and
                    report the same to the Board of
                    Directors at the next regular meeting of the Board.

                        Section 6.  Members of committees
                    shall receive such compensation as the
                    Board of Directors, from time to time,
                    may determine.


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                               ARTICLE V
                               ---------

                               Officers
                               --------

                        Section 1.  The Executive Officers
                    of the corporation shall be chosen and
                    employed by the Board of Directors, and
                    shall consist of a Chairman of the Board
June 15, 1995       and such Vice Chairmen of the Board
                    as the Board, from time to time, may determine,
                    all of whom shall be chosen from among the members
                    of the Board, a President, Executive Vice
                    Presidents and Vice Presidents
April 19, 1990      in number as the Board, from time to
                    time, may determine, a Secretary, and such
                    other officers as, from time to time, may be
                    designated and selected by the Board.  Any two
                    of the above-named offices, except those of
                    President and
June 15, 1995       Secretary, may be held by the same
                    person, but no officer
                    shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged or verified by two or more officers.

                        Section 2.  The executive officers
                    shall serve at the pleasure of the Board of Directors and their compensation shall be determined by the Executive Committee.

                        Section 3.  The authority of the
                    executive officers shall be that usually enjoyed, and their duties shall be those usually performed, by their respective offices, subject to the supervision and direction of the Board of Directors and the Executive Committee.

                        Section 4.  The Board of Directors
                    shall require all officers and employees of the corporation to be bonded, in such amount, and with such surety or sureties, as the Board may deem proper.

                                ARTICLE VI
                                ----------

                    Indemnification of Directors and Officers
                    -----------------------------------------

                        Section 1.  Each Director and
                    officer, whether or not then in office,
                    shall be indemnified by the corporation
                    against all costs and expenses
                    reasonably incurred by and imposed upon
                    him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in that performance of his duties as such Director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.


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August 22, 2002         Section 2.  Notwithstanding the provisions of
                    Section 1 of this Article VI, an
                    "institution-affiliated party"  may not
                    receive a "prohibited indemnification
                    payment" which is defined as any payment or agreement to make a payment by the corporation to an institution-affiliated party to pay or reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to the corporation.

                        Section 3.  The corporation may purchase
                    commercial insurance to cover certain
                    costs that the corporation incurs under
                    the indemnification provisions of
                    Section 1 of this Article VI.  Costs
                    that may be covered include legal
                    expenses and restitution that an
                    individual may be ordered to make to the corporation. Such insurance may not, however, pay or reimburse an institution-affiliated party for any final judgment or civil money penalty assessed against such individual.

                        Section 4.  The corporation may make or
                    agree to make a reasonable indemnification payment if all of the following conditions are met: (i) the corporation's board of directors determines in writing that the institution-affiliated party acted in good faith and the best interests of the corporation; (ii) the board of directors determines that the payment will not materially affect the corporation's safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and
                    (iv) the institution-affiliated party
                    agrees in writing to reimburse the
                    corporation, to the extent not covered
                    by permissible insurance, for payments
                    made in the event that the
                    administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

                               ARTICLE VII
                               -----------

                                  Seal
                                  ----

                        Section 1.  The corporate seal of
                    the corporation shall consist of a
                    circle having around the inside of its
                    circumference the words "Wesbanco,
                    Inc.," and in the center the words and
                    figures "Incorporated 1968 W.Va.".

----------------
1 The term "institution-affiliated party" includes any officer, director, employee. and controlling stockholder, as well as others who perticipate in the affairs of a finacial institution. The term is defined in the law at 12 U.S.C. 1813(u).

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                               ARTICLE VIII
                               ------------

                                Fiscal Year
                                -----------

                        Section 1.  The fiscal year of the
                    corporation shall be the calendar year.

                                ARTICLE IX
                                ----------

                                  Stock
                                  -----

                        Section 1.  The certificates of
                    stock of the corporation shall be in
                    such form as the Board of Directors,
                    from time to time, may prescribe.  Each
                    certificate shall be numbered, shall
                    exhibit the holder's name and number of
                    shares, and shall be signed in such
                    manner as directed,
June 15, 1995       from time to time, by the Board of Directors.

                        Section 2.  Transfers of shares of
                    stock shall be made only on the books of the corporation, by the holder in person or his attorney duly authorized by power of attorney properly executed and filed with the corporation, upon the surrender of the certificate or certificates for such shares.

                        Section 3.  The Board of Directors
                    shall have power to close the stock
                    transfer books of the corporation for a
                    period not exceeding forty (40) days
                    preceding the date of any meeting of
                    stockholders, or the date for payment of any dividend, or the date for the allotment of any rights; provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix, in advance, a date not exceeding forty (40) days preceding the date of any meeting of the stockholders, any dividend payment date, or the date for allotment of rights, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and/or to vote at such meeting, or to receive such dividend payment or rights.

                        Section 4.  Any person claiming
                    that a certificate of stock has been
                    lost or destroyed shall make an
                    affidavit or affirmation of that fact in such manner as the Board of Directors may require. The Board of Directors, in its discretion, may require the owner of a lost or destroyed certificate, or his legal representative, to advertise notice of such loss or destruction, once a week for two (2) successive weeks, in a newspaper or newspapers of general circulation published in such community or communities as the Board may specify, and, in its discretion, may require such owner, or his legal representative, to give the corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock represented

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                    by the lost or destroyed
                    certificate, and with one or more
                    sureties satisfactory to the Board, to
                    indemnify the corporation against any
                    claim arising or resulting from the loss or destruction of such certificate or the issuance of a new certificate. It is expressly provided, however, that a new certificate, of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, may be issued without requiring the publication of a notice of loss, or the giving of a bond, when, in the judgment of the Directors, it is proper so to do.


                                ARTICLE X
                                ---------

                                Amendments
                                ----------

                        Section 1.  With the exception of
                    Sections 1, 2 and 3 of Article III,
                    these Bylaws may be amended, altered, or
                    repealed at any duly called and
                    constituted stockholders' meeting on the
                    affirmative vote of the majority of the
                    stock represented at such meeting.  The
                    said Sections 1, 2 and 3 of Article III
                    may be amended, altered, or repealed
                    only by the affirmative vote of the
                    holders of not less than 75 percent of
                    the outstanding shares of the capital
                    stock of the corporation.  With the
                    exception of the said Sections 1, 2 and
                    3 of Article III, these Bylaws also may
                    be amended,
January 16, 1986    altered or supplemented at any
                    meeting of the Board of Directors upon
                    the affirmative vote of the majority of
                    the whole Board; provided, however, that each member of the Board shall have been served with a written notice of the proposal to make such amendment, alteration or supplemental provision at least two (2) days before such meeting.

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